UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2023

WHEELS UP EXPERIENCE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39541	98-1617611
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

601 West 26th Street, Suite 900
New York, New York	10001
(Address of principal executive offices)	(Zip Code)

(212) 257-5252
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	UP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Amended and Restated Employment Agreement for George Mattson
(e)    On November 30, 2023, the Board of Directors (the “Board”) of Wheels Up Experience Inc. (the “Company”) and the Compensation Committee of the Board (the “Compensation Committee”) approved, and each of the Company and Wheels Up Partners LLC, an indirect subsidiary of the Company, entered into, an amended and restated employment agreement (the “Amended Employment Agreement”) with George Mattson, the Company’s Chief Executive Officer and principal executive officer. The Amended Employment Agreement became effective upon execution and is substantially similar to the original employment agreement, dated as of October 2, 2023, that was previously entered into by the Company and Mr. Mattson, except that the Amended Employment Agreement specifies that each year during the term of his employment, Mr. Mattson will be allocated flight time of up to 45 hours per year on the Company’s mid-cabin aircraft and 30 hours per year on the Company’s light-cabin aircraft. Mr. Mattson will retain any flight hours not used prior to the termination of his employment (other than a termination for Cause (as defined in the Amended Employment Agreement)) for future use. In addition, the Amended Employment Agreement sets forth certain criteria for which Mr. Mattson’s prorated annual cash bonus for calendar year 2023 will be based, as well as guidelines to develop key performance indicators for future years based on, among others, the following metrics: revenue, adjusted EBITDA and other individual key performance indicators.
CEO Performance Award Agreement
(e)    On November 30, 2023, the Board and the Compensation Committee approved the Wheels Up Experience Inc. Performance Award Agreement (the “Performance Agreement”). The Performance Agreement granted to Mr. Mattson includes a one-time performance award that is subject to both service and performance conditions (the “Performance Award”), and is intended to provide Mr. Mattson the opportunity to share in the long-term growth of the value of the Company. The Performance Agreement is intended to constitute a standalone employee benefit plan and any shares of the Company’s Class A common stock, $0.0001 par value per share (“Common Stock”), issued under the Performance Agreement will not be issued under, or count against the number of shares of Common Stock reserved pursuant to, the Amended and Restated Wheels Up Experience Inc. 2021 Long-Term Incentive Plan (the “2021 LTIP”). Except as set forth in Section III.A of the 2021 LTIP, the Performance Agreement incorporates the terms of the existing 2021 LTIP, a description of which is included under the caption “Proposal No. 4 – Amendment and Restatement of Wheels Up Experience Inc. 2021 Long-Term Incentive Plan” beginning on page 19 of the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 19, 2023, and which proposal was approved by the Company’s stockholders at the Company’s 2023 Annual Meeting of Stockholders held on May 31, 2023. The Performance Agreement is subject to approval by the Company’s stockholders at a future annual or special meeting of the Company’s stockholders or by written consent of the Company’s stockholders.
The Performance Award consists of a right to receive a number of newly issued shares of Common Stock upon: (i) repayment of the Company’s borrowings under the $390.0 million term loan (the “Term Loan”) made pursuant to the Credit Agreement, dated as of September 20, 2023, by and among, inter alia, the Company and the lenders made party thereto from time to time (as amended by Amendment No. 1 thereto, dated as of November 15, 2023, the “Credit Agreement”); and (ii) satisfaction of certain service-based vesting conditions. A “Repayment Event” includes certain refinancings of the Term Loan on or before September 20, 2028, the scheduled maturity date of the Term Loan. After the occurrence of a Repayment Event, and subject to the satisfaction of the applicable service-based vesting condition described below, the number of shares of Common Stock that may vest and be issued to Mr. Mattson will first be determined on December 31st of the year in which a Repayment Event occurs, and then on December 31st of each subsequent year (each such date, a “Determination Date”) until December 31, 2028 (the “Final Determination Date”). The service-based vesting condition provides that 25% of the Performance Award will be eligible to vest on each of September 20, 2024, 2025, 2026 and 2027, so long as Mr. Mattson remains employed with the Company as of such dates. At any Determination Date following a Repayment Event, the number of shares of Common Stock issuable to Mr. Mattson in connection with such Determination Date, if any, will be determined using the then applicable percentage associated with the service-based vesting condition (the “Service Vested Percentage”). If the Company is unable to obtain the approval of the Company’s stockholders of the Performance

Agreement and the Performance Award prior to 30 days after any Determination Date for which the issuance of shares of Common Stock is required under the Performance Award, then the value of the shares of Common Stock that would otherwise be issuable under the Performance Award as of such Determination Date will be satisfied by a cash payment.
The number of shares of Common Stock subject to vesting and issuance on each Distribution Date following a Repayment Event is based on a formula that aligns the number of shares of Common Stock issuable to Mr. Mattson with the repayment or refinancing of the Term Loan and revolving credit facility under the Credit Agreement, the then applicable dollar value of the shares of Common Stock issued to the investors (the “Investors”) under the Investment and Investor Rights Agreement, dated as of September 20, 2023, by and among, inter alia, the Company and certain investors party thereto from time to time, as amended, and the volume weighted average price per share of Common Stock during the 60 trading day period prior to the applicable Determination Date (the “VWAP”). The number of shares of Common Stock issuable under the Performance Award as of any Determination Date after a Repayment Event has occurred will vary depending on, among other things, the occurrence and timing of a Repayment Event, the Investors’ total dollar profits and multiple on invested capital, the VWAP in connection with the applicable Determination Date and the Service Vested Percentage as of the applicable Determination Date, as more fully described and set forth in the Performance Award. As a result, the maximum number of shares of Common Stock that may be issued under the Performance Award will not be readily determinable until the first Determination Date following a Repayment Event and at each successive Determination Date thereafter through the Final Determination Date.
The Performance Agreement also prescribes the following treatment of the Performance Award for certain termination of service scenarios, including a Change of Control (as defined in the Performance Agreement):
•If Mr. Mattson voluntarily terminates his employment with the Company for any reason other than Good Reason (as defined in the Amended Employment Agreement) or his employment terminates due to his death or Disability (as defined in the Amended Employment Agreement), the Service Vested Percentage of the Performance Award will be determined as of the last anniversary of September 20, 2023 (the “Vesting Commencement Date”) preceding his termination date and the total number of shares of Common Stock to be distributed to Mr. Mattson or his estate, as applicable, will be determined as of each Determination Date through and until the Final Determination Date, without any condition of continuing employment or service. Any percentage of the Performance Award in excess of the Service Vested Percentage will be forfeited for no consideration.
•If Mr. Mattson’s employment is terminated by the Company without Cause (as defined in the Amended Employment Agreement) or he resigns with Good Reason (as defined in the Amended Employment Agreement): (i) the Service Vested Percentage of the Performance Award will be determined as-if he had remained employed though the next anniversary of the Vesting Commencement Date after the date of termination, or if the next anniversary of the Vesting Commencement Date is less than three (3) months following the date of termination, the Service Vested Percentage will be determined as-if he had remained employed through the next two (2) anniversaries of the Vesting Commencement Date; and (ii) the total number of shares of Common Stock to be distributed to Mr. Mattson will be determined as of each Determination Date through and until the Final Determination Date, without any condition of continuing employment or service. Any percentage of the Performance Award in excess of the Service Vested Percentage after taking into account the prior sentences will be forfeited for no consideration.
•If Mr. Mattson is terminated by the Company for Cause (as defined in the Amended Employment Agreement), the Performance Award, including any Service Vested Percentage thereof, will be forfeited for no consideration.
•If a Change of Control (for each use in this paragraph, as defined in the Performance Agreement) occurs prior to any Determination Date, the date of the consummation of the Change of Control will be deemed a Repayment Event and the Final Determination Date, and the Service Vested Percentage will be 100% upon the consummation of such Change of Control. In addition, if a Change of Control is consummated within six (6) months following the termination of Mr. Mattson’s employment for any reason other than for Cause (as defined in the Amended Employment Agreement), he will become 100% vested as of the date of the Change of Control.

The foregoing summaries of the Amended Employment Agreement and Performance Agreement do not purport to be complete and are qualified in their entirety by reference to the Amended Employment Agreement and Performance Agreement, copies of which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.
Item 9.01     Financial Statements and Exhibits.
 (d)    Exhibits.

Exhibit Number	Description
10.1†^	Amended and Restated Employment Agreement, dated as of November 30, 2023, by and among Wheels Up Experience Inc., Wheels Up Partners LLC and George Mattson
10.2†^	Wheels Up Experience Inc. Performance Award Agreement, dated as of November 30, 2023, by and between Wheels Up Experience Inc. and George Mattson
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Identifies each management contract or compensatory plan or arrangement.
^	Certain private and confidential information have been omitted pursuant to Item 601(a)(5) and/or Item 601(b)(10)(iv) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted private or confidential information to the U.S. Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHEELS UP EXPERIENCE INC.

Date: December 1, 2023	By:	/s/ George Mattson
		Name:	George Mattson
		Title:	Chief Executive Officer